Exhibit 21.1
Subsidiaries of KBS REIT III

CA Capital Management Services II, LLC	KBSIII REIT Acquisition III, LLC
KBS Limited Partnership III	KBSIII REIT Acquisition IV, LLC
KBS REIT Holdings III LLC	KBSIII REIT Acquisition V, LLC
KBS REIT Properties III, LLC	KBSIII REIT Acquisition VII, LLC
KBSIII 155 North 400 West, LLC	KBSIII REIT Acquisition VIII, LLC
KBSIII 1550 West McEwan Drive, LLC	KBSIII REIT Acquisition IX, LLC
KBSIII 201 17th Street, LLC	KBSIII REIT Acquisition XI, LLC
KBSIII 201 Spear Street, LLC	KBSIII REIT Acquisition XII, LLC
KBSIII 3001 Washington, LLC	KBSIII REIT Acquisition XVII, LLC
KBSIII 3003 Washington, LLC	KBSIII REIT Acquisition XIX, LLC
KBSIII 3003 Washington Member, LLC	KBSIII REIT Acquisition XXI, LLC
KBSIII 3003 Washington Member TRS Member, LLC	KBSIII REIT Acquisition XXII, LLC
KBSIII 500 West Madison, LLC	KBSIII REIT Acquisition XXIV, LLC
KBSIII 515 Congress, LLC	KBSIII REIT Acquisition XXV, LLC
KBSIII 60 South Sixth Street, LLC	KBSIII REIT Acquisition XXVII, LLC
KBSIII Almaden Financial Plaza, LLC	KBSIII REIT Acquisition XXVIII, LLC
KBSIII Carillon, L.P.	KBSIII REIT Acquisition XXIX, LLC
KBSIII Legacy Town Center, LLC	KBSIII REIT Acquisition XXX, LLC
KBSIII Park Place Village, LLC	KBSIII Sterling Plaza, LLC
KBSIII Park Place Village Hotel Site, LLC	KBSIII Towers at Emeryville, LLC
KBSIII Preston Commons, LLC	KBSIII Ten Almaden, LLC
KBS III TRS Services LLC